Exhibit 99.1

NEWS RELEASE
Investor Contact:
Robb Timme, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports Third Quarter 2019 Earnings of $0.49 Per Common Share,
or $0.50 Per Common Share Excluding $2 million in Acquisition Related Costs1,
Year-to-Date Earnings Per Share up 7% from Prior Year

GREEN BAY, Wis. -- October 24, 2019 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $80 million, or $0.49 per common share for the quarter ended September 30, 2019. These amounts compare to net income available to common equity of $84 million, or $0.48 per common share for the quarter ended September 30, 2018. Earnings for the first nine months of 2019 were $1.48 per common share compared to $1.38 per common share in the same period last year.
“We were pleased with our bottom-line results in the third quarter. We benefited from strong mortgage banking revenue and improving credit quality trends which drove our earnings per share," said President and CEO Philip B. Flynn. "We continued to reposition funding sources and adjust our securities portfolio, resulting in a lower cost of funds, smaller balance sheet, and more capital flexibility. We anticipate additional funding changes as we continue to fine-tune our balance sheet for a lower rate environment."
THIRD QUARTER 2019 SUMMARY (all comparisons to the third quarter of 2018)

•	Average loans of $23.3 billion were up 1%, or $278 million

•	Average deposits of $25.2 billion were up 2%, or $505 million

•	Net interest income of $206 million decreased $13 million, or 6%

•	Net interest margin of 2.81% declined 11 basis points from 2.92%

•	Provision for credit losses of $2 million compared to negative $5 million

•	Noninterest income of $101 million increased 14%, or $13 million

•	Noninterest expense of $201 million was down 2%, or $3 million

•	Income before income taxes of $104 million decreased 4%, or $4 million

•	During the quarter, the Company repurchased nearly 3 million shares, or $60 million, of common stock

•	Total dividends paid per common share were $0.17, up 13%

•	Return on average common equity Tier 1 decreased to 12.8% from 13.2%

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See page 10 of the attached tables for a reconciliation of GAAP financial measures to non-GAAP financial measures which exclude acquisition related costs.

Loans
Third quarter 2019 average loans of $23.3 billion were up $278 million, or 1%, from the year ago quarter, but declined $102 million from the second quarter.
With respect to third quarter 2019 average balances by loan category:

•
Commercial and business lending increased $564 million from the year ago quarter but decreased $119 million from the second quarter to $8.5 billion. General commercial lending drove the increase from the year ago quarter while planned de-risking of the oil & gas portfolio contributed to the decrease from the second quarter.

•	Consumer lending decreased $22 million from the year ago quarter and decreased $9 million from the second quarter to $9.6 billion.

•
Commercial real estate lending decreased $264 million from the year ago quarter to $5.2 billion. However, CRE increased $26 million from the second quarter as strong production continued to outpace paydown activity.

Investments
Third quarter 2019 average investment securities of $6.0 billion were purposefully decreased by $968 million, or 14% from the year ago quarter, and decreased by $516 million from the second quarter as the Company used its investment portfolio as a source of funds during the third quarter, seeking to reposition its balance sheet for a declining rate environment.

•	Taxable securities decreased $1.3 billion from the year ago quarter and decreased $491 million from the second quarter as lower yielding, primarily mortgage backed securities were sold.

•	Tax-exempt securities increased $291 million from the year ago quarter but decreased $25 million from the second quarter.

Deposits
Third quarter 2019 average deposits of $25.2 billion were up $505 million, or 2% from the year ago quarter and were up $120 million compared to the second quarter. Deposit inflows from the Huntington branch acquisition that closed in June were used to pay down network transaction deposits and other higher-cost funding.
With respect to third quarter 2019 average balances by deposit category:

•	Savings increased $716 million from the year ago quarter and increased $299 million from the second quarter to $2.6 billion.

•	Interest-bearing demand deposits increased $464 million from the year ago quarter and increased $468 million from the second quarter to $5.5 billion.

•	Time deposits increased $129 million from the year ago quarter but decreased $437 million from the second quarter to $3.1 billion.

•	Noninterest-bearing demand deposits increased $14 million from the year ago quarter and increased $235 million from the second quarter to $5.3 billion.

•	Network transaction deposits decreased $205 million from the year ago quarter and decreased $260 million from the second quarter to $1.8 billion.

•	Money market deposits decreased $613 million from the year ago quarter and decreased $185 million from the second quarter to $6.9 billion.

Net Interest Income and Net Interest Margin
Third quarter 2019 net interest income of $206 million was down 6%, or $13 million, and the net interest margin decreased 11 basis points to 2.81% from the year ago quarter. Third quarter 2019 net interest income decreased 3%, or $7 million, and the net interest margin decreased six basis points from the prior quarter. The decreases were driven by compression in LIBOR rates outpacing reductions in funding costs. The net interest margin for the first nine months of 2019 was 2.86%.

•	The average yield on total commercial loans for the third quarter of 2019 decreased seven basis points to 4.66% from the year ago quarter, and decreased 28 basis points from the prior quarter.

•	The average cost of total interest-bearing deposits for the third quarter of 2019 increased 20 basis points to 1.23% from the year ago quarter but decreased 12 basis points from the prior quarter.

•
The net free funds benefit, which is the net margin increase from noninterest-bearing deposits, increased four basis points in the third quarter of 2019 compared to the year ago quarter but was unchanged from the prior quarter.

Noninterest Income
Third quarter 2019 total noninterest income of $101 million increased $13 million from the year ago quarter and increased $5 million from the prior quarter.
With respect to third quarter 2019 noninterest income line items:

•
Net mortgage banking income was up $7 million from the year ago quarter and was up $1 million from the previous quarter, driven by increased settlements including the sale of approximately $240 million of loans from our portfolio.

•	Gains on sales of investment securities were up $4 million from the year ago quarter and up $3 million from the second quarter, reflecting our deleveraging strategy.

•	Insurance commissions and fees were down $1 million from the year ago quarter and were down $2 million from the previous quarter due to seasonally lower contingency fees in the third quarter.

Noninterest Expense
Third quarter 2019 total noninterest expense of $201 million decreased 2%, or $3 million from the year ago quarter, but increased $3 million from the prior quarter. The year ago quarter included $2 million of acquisition related costs while the current quarter and prior quarter included $2 million and $4 million of acquisition related costs, respectively.
With respect to third quarter 2019 noninterest expense line items:

•	Personnel expense decreased $1 million from the year ago quarter, but was essentially unchanged from the prior quarter despite the addition of personnel from the Huntington branch acquisition.

•	Occupancy expense increased $1 million from the year ago quarter and the prior quarter due primarily to the acquisition of Huntington branches.

•
Technology expense increased $3 million from the year ago quarter, but was relatively unchanged from the prior quarter as the company continued to make investments to enhance its online and mobile product offerings.

•	The Company's FDIC assessment decreased $4 million from the year ago quarter with the removal of the FDIC surcharge and decreased from the prior quarter.

Taxes
The third quarter 2019 effective tax rate was 20% compared to 21% in the year ago quarter and 18% in the prior quarter. The lower effective tax rate in the previous quarter was due to a one-time tax benefit as the Company contributed appreciated stock to its charitable trust.

Credit
The third quarter 2019 provision for credit losses was $2 million, up from negative $5 million in the year ago quarter but down from $8 million in the prior quarter.
With respect to third quarter 2019 credit quality:

•	Potential problem loans of $133 million were down $103 million, or 44%, from the year ago quarter and down $33 million, or 20%, from the prior quarter.

•
Nonaccrual loans of $129 million were down $25 million from the year ago quarter and down $38 million from the prior quarter. The nonaccrual loans to total loans ratio was 0.57% in the third quarter, compared to 0.67% in the year ago quarter and 0.72% in the prior quarter.

•
Other real estate owned (OREO) of $20 million was down $6 million from the year ago quarter, which was elevated due to pending Bank Mutual branch dispositions, and up $1 million from the prior quarter.

•	Net charge offs of $20 million were up $8 million from the year ago quarter and up $7 million from the prior quarter reflecting continued de-risking of the oil & gas portfolio.

•
The allowance for loan losses of $214 million was down $22 million from the year ago quarter and was down $19 million from the prior quarter. The allowance for loan losses to total loans ratio was 0.94% in the third quarter, down from 1.03% in the year ago quarter, and 1.00% in the prior quarter.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.2% at September 30, 2019. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

During the quarter, the Company repurchased nearly 3 million shares, or $60 million, of common stock at an average price of $20.75 per share.

THIRD QUARTER 2019 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 24, 2019. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2019 earnings call. The third quarter 2019 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $33 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 240 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	Sep 30, 2019	Jun 30, 2019	Seql Qtr $ Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr $ Change
Assets
Cash and due from banks	$523,435	$382,985	$140,450	$334,095	$507,187	$374,168	$149,267
Interest-bearing deposits in other financial institutions	236,010	172,708	63,302	270,843	221,226	147,848	88,162
Federal funds sold and securities purchased under agreements to resell	100	1,385	(1,285)	41,405	148,285	24,325	(24,225)
Investment securities held to maturity, at amortized cost(a)	2,200,419	2,806,064	(605,645)	2,846,689	2,740,511	2,661,755	(461,336)
Investment securities available for sale, at fair value(a)	3,436,289	3,283,456	152,833	3,829,388	3,946,941	4,052,624	(616,335)
Equity securities	15,096	15,066	30	1,609	1,568	1,573	13,523
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	207,443	202,758	4,685	216,940	250,534	220,825	(13,382)
Residential loans held for sale	137,655	129,303	8,352	81,392	64,321	134,361	3,294
Commercial loans held for sale	11,597	11,000	597	15,467	14,943	30,452	(18,855)
Loans(b)	22,754,710	23,249,967	(495,257)	23,148,359	22,940,429	22,867,112	(112,402)
Allowance for loan losses	(214,425)	(233,659)	19,234	(235,081)	(238,023)	(236,250)	21,825
Loans, net	22,540,285	23,016,308	(476,023)	22,913,278	22,702,406	22,630,861	(90,576)
Bank and corporate owned life insurance	670,739	668,638	2,101	665,976	663,203	661,009	9,730
Investment in unconsolidated subsidiaries	256,220	222,812	33,408	194,670	161,181	156,878	99,342
Premises and equipment	436,268	432,058	4,210	411,040	363,225	358,926	77,342
Goodwill	1,176,230	1,176,019	211	1,168,944	1,169,023	1,168,922	7,308
Mortgage servicing rights, net	68,168	66,175	1,993	66,626	68,193	67,872	296
Other intangible assets, net	91,089	93,915	(2,826)	73,610	75,836	78,069	13,020
Other assets(c)	589,420	566,216	23,204	549,356	516,538	657,326	(67,906)
Total assets	$32,596,460	$33,246,869	$(650,409)	$33,681,329	$33,615,122	$33,427,794	$(831,334)
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,503,223	$5,354,987	$148,236	$5,334,154	$5,698,530	$5,421,270	$81,953
Interest-bearing deposits	18,919,339	19,919,235	(999,896)	20,198,903	19,198,863	19,410,342	(491,003)
Total deposits	24,422,562	25,274,222	(851,660)	25,533,057	24,897,393	24,831,612	(409,050)
Federal funds purchased and securities sold under agreements to repurchase	78,028	83,195	(5,167)	127,098	111,651	166,556	(88,528)
Commercial paper	30,416	28,787	1,629	32,019	45,423	43,604	(13,188)
FHLB advances	2,877,727	2,742,941	134,786	2,944,769	3,574,371	3,332,655	(454,928)
Other long-term funding	796,799	796,403	396	796,007	795,611	795,215	1,584
Accrued expenses and other liabilities(c)	470,073	421,526	48,547	412,510	409,787	461,113	8,960
Total liabilities	28,675,605	29,347,075	(671,470)	29,845,459	29,834,235	29,630,755	(955,150)
Stockholders’ equity
Preferred equity	256,716	256,716	—	256,716	256,716	256,716	—
Common equity	3,664,139	3,643,077	21,061	3,579,153	3,524,171	3,540,322	123,816
Total stockholders’ equity	3,920,855	3,899,794	21,061	3,835,870	3,780,888	3,797,038	123,816
Total liabilities and stockholders’ equity	$32,596,460	$33,246,869	$(650,409)	$33,681,329	$33,615,122	$33,427,794	$(831,334)
Numbers may not sum due to rounding.
(a) As permitted by ASU 2019-04, which was adopted during the third quarter of 2019, the Corporation made a one-time election to transfer municipal securities with a book value of $692 million from held to maturity to available for sale.
(b) During the third quarter of 2019, the Corporation sold approximately $240 million of portfolio mortgages as well as $33 million of nonaccrual and performing restructured loans.
(c) During the third quarter of 2019, the Corporation made a change in accounting policy to offset derivative assets and liabilities and cash collateral with the same counterparty where it has a legally enforceable master netting agreement in place. The change had no impact on either earnings or equity. The Corporation believes that this change is a preferable method of accounting as it provides a better reflection of the assets and liabilities on the face of the consolidated balance sheets. Adoption of this change was voluntary and has been adopted retrospectively with all prior periods presented herein restated.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)
($ in thousands, except per share data)			Comp Qtr		YTD	YTD	Comp YTD
	3Q19	3Q18	$ Change	% Change	Sep 2019	Sep 2018	$ Change	% Change
Interest income
Interest and fees on loans	$248,579	$249,649	$(1,070)	—%	$768,216	$716,329	$51,887	7%
Interest and dividends on investment securities
Taxable	23,485	29,895	(6,410)	(21)%	79,248	90,622	(11,374)	(13)%
Tax-exempt	14,491	11,883	2,608	22%	42,950	31,883	11,067	35%
Other interest	4,865	4,036	829	21%	13,086	9,366	3,720	40%
Total interest income	291,420	295,464	(4,044)	(1)%	903,500	848,201	55,299	7%
Interest expense
Interest on deposits	61,585	50,116	11,469	23%	191,408	121,959	69,449	57%
Interest on federal funds purchased and securities sold under agreements to repurchase	145	504	(359)	(71)%	1,058	1,564	(506)	(32)%
Interest on other short-term funding	33	38	(5)	(13)%	121	150	(29)	(19)%
Interest on FHLB advances	15,896	19,318	(3,422)	(18)%	53,194	53,720	(526)	(1)%
Interest on long-term funding	7,396	6,095	1,301	21%	22,188	15,183	7,005	46%
Total interest expense	85,054	76,072	8,982	12%	267,969	192,576	75,393	39%
Net interest income	206,365	219,392	(13,027)	(6)%	635,532	655,625	(20,093)	(3)%
Provision for credit losses	2,000	(5,000)	7,000	N/M	16,000	(1,000)	17,000	N/M
Net interest income after provision for credit losses	204,365	224,392	(20,027)	(9)%	619,532	656,625	(37,093)	(6)%
Noninterest income
Insurance commissions and fees	20,954	21,636	(682)	(3)%	69,403	68,279	1,124	2%
Wealth management fees(a)	21,015	21,224	(209)	(1)%	61,885	62,198	(313)	(1)%
Service charges and deposit account fees	16,561	16,904	(343)	(2)%	47,102	49,714	(2,612)	(5)%
Card-based fees	10,456	9,783	673	7%	29,848	29,341	507	2%
Other fee-based revenue	5,085	4,307	778	18%	14,246	12,559	1,687	13%
Capital markets, net	4,300	5,099	(799)	(16)%	12,215	15,189	(2,974)	(20)%
Mortgage banking, net	10,940	4,012	6,928	173%	25,118	16,640	8,478	51%
Bank and corporate owned life insurance	4,337	3,540	797	23%	11,482	10,705	777	7%
Asset gains (losses), net(b)	877	(1,037)	1,914	N/M	2,316	1,353	963	71%
Investment securities gains (losses), net	3,788	30	3,758	N/M	5,931	(1,985)	7,916	N/M
Other	2,537	2,802	(265)	(9)%	8,344	7,529	815	11%
Total noninterest income	100,850	88,300	12,550	14%	287,890	271,522	16,368	6%
Noninterest expense
Personnel	123,170	124,476	(1,306)	(1)%	366,449	366,141	308	—%
Technology	20,572	17,563	3,009	17%	59,698	54,730	4,968	9%
Occupancy	15,164	14,519	645	4%	45,466	44,947	519	1%
Business development and advertising	7,991	8,213	(222)	(3)%	21,284	21,973	(689)	(3)%
Equipment	6,335	5,838	497	9%	17,580	17,347	233	1%
Legal and professional	5,724	5,476	248	5%	14,342	17,173	(2,831)	(16)%
Loan and foreclosure costs	1,638	2,439	(801)	(33)%	5,599	5,844	(245)	(4)%
FDIC assessment	4,000	7,750	(3,750)	(48)%	12,250	24,250	(12,000)	(49)%
Other intangible amortization	2,686	2,233	453	20%	7,237	5,926	1,311	22%
Acquisition related costs(c)	1,629	2,271	(642)	(28)%	5,995	29,983	(23,988)	(80)%
Other	12,021	13,634	(1,613)	(12)%	34,479	40,323	(5,844)	(14)%
Total noninterest expense	200,930	204,413	(3,483)	(2)%	590,380	628,636	(38,256)	(6)%
Income before income taxes	104,286	108,279	(3,993)	(4)%	317,042	299,510	17,532	6%
Income tax expense	20,947	22,349	(1,402)	(6)%	62,356	54,932	7,424	14%
Net income	83,339	85,929	(2,590)	(3)%	254,686	244,578	10,108	4%
Preferred stock dividends	3,801	2,409	1,392	58%	11,402	7,077	4,325	61%
Net income available to common equity	$79,539	$83,521	$(3,982)	(5)%	$243,285	$237,501	$5,784	2%
Earnings per common share
Basic	$0.50	$0.49	$0.01	2%	$1.49	$1.40	$0.09	6%
Diluted	$0.49	$0.48	$0.01	2%	$1.48	$1.38	$0.10	7%
Average common shares outstanding
Basic	159,126	170,516	(11,390)	(7)%	161,727	168,249	(6,522)	(4)%
Diluted	160,382	172,802	(12,420)	(7)%	163,061	170,876	(7,815)	(5)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.

(b)
YTD 2019 includes less than $1 million of Huntington related asset losses; 3Q18 and YTD Sep 2018 include approximately $1 million and $2 million of Bank Mutual acquisition related asset losses net of asset gains, respectively.

(c)	Includes Bank Mutual, Huntington branch, and First Staunton acquisition related costs only.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	3Q19	2Q19	$ Change	% Change	1Q19	4Q18	3Q18	$ Change	% Change
Interest income
Interest and fees on loans	$248,579	$260,784	$(12,205)	(5)%	$258,853	$260,661	$249,649	$(1,070)	—%
Interest and dividends on investment securities
Taxable	23,485	26,710	(3,225)	(12)%	29,053	29,119	29,895	(6,410)	(21)%
Tax-exempt	14,491	14,643	(152)	(1)%	13,816	12,899	11,883	2,608	22%
Other interest	4,865	3,995	870	22%	4,226	3,257	4,036	829	21%
Total interest income	291,420	306,133	(14,713)	(5)%	305,948	305,936	295,464	(4,044)	(1)%
Interest expense
Interest on deposits	61,585	67,050	(5,465)	(8)%	62,773	54,159	50,116	11,469	23%
Interest on federal funds purchased and securities sold under agreements to repurchase	145	286	(141)	(49)%	627	442	504	(359)	(71)%
Interest on other short-term funding	33	37	(4)	(11)%	51	36	38	(5)	(13)%
Interest on FHLB advances	15,896	17,744	(1,848)	(10)%	19,554	19,948	19,318	(3,422)	(18)%
Interest on long-term funding	7,396	7,396	—	—%	7,396	7,396	6,095	1,301	21%
Total interest expense	85,054	92,513	(7,459)	(8)%	90,401	81,980	76,072	8,982	12%
Net interest income	206,365	213,619	(7,254)	(3)%	215,547	223,955	219,392	(13,027)	(6)%
Provision for credit losses	2,000	8,000	(6,000)	(75)%	6,000	1,000	(5,000)	7,000	N/M
Net interest income after provision for credit losses	204,365	205,619	(1,254)	(1)%	209,547	222,955	224,392	(20,027)	(9)%
Noninterest income
Insurance commissions and fees	20,954	22,985	(2,031)	(9)%	25,464	21,232	21,636	(682)	(3)%
Wealth management fees(a)	21,015	20,691	324	2%	20,180	20,364	21,224	(209)	(1)%
Service charges and deposit account fees	16,561	15,426	1,135	7%	15,115	16,361	16,904	(343)	(2)%
Card-based fees	10,456	10,131	325	3%	9,261	10,316	9,783	673	7%
Other fee-based revenue	5,085	5,178	(93)	(2)%	3,983	5,260	4,307	778	18%
Capital markets, net	4,300	4,726	(426)	(9)%	3,189	4,931	5,099	(799)	(16)%
Mortgage banking, net	10,940	9,466	1,474	16%	4,712	3,271	4,012	6,928	173%
Bank and corporate owned life insurance	4,337	3,352	985	29%	3,792	3,247	3,540	797	23%
Asset gains (losses), net(b)	877	871	6	1%	567	(2,456)	(1,037)	1,914	N/M
Investment securities gains (losses), net	3,788	463	3,325	N/M	1,680	—	30	3,758	N/M
Other	2,537	2,547	(10)	—%	3,260	1,522	2,802	(265)	(9)%
Total noninterest income	100,850	95,837	5,013	5%	91,202	84,046	88,300	12,550	14%
Noninterest expense
Personnel	123,170	123,228	(58)	—%	120,050	116,535	124,476	(1,306)	(1)%
Technology	20,572	20,114	458	2%	19,012	17,944	17,563	3,009	17%
Occupancy	15,164	13,830	1,334	10%	16,472	14,174	14,519	645	4%
Business development and advertising	7,991	6,658	1,333	20%	6,636	8,950	8,213	(222)	(3)%
Equipment	6,335	5,577	758	14%	5,668	5,897	5,838	497	9%
Legal and professional	5,724	4,668	1,056	23%	3,951	5,888	5,476	248	5%
Loan and foreclosure costs	1,638	1,814	(176)	(10)%	2,146	1,566	2,439	(801)	(33)%
FDIC assessment	4,000	4,500	(500)	(11)%	3,750	5,750	7,750	(3,750)	(48)%
Other intangible amortization	2,686	2,324	362	16%	2,226	2,233	2,233	453	20%
Acquisition related costs(c)	1,629	3,734	(2,105)	(56)%	632	(981)	2,271	(642)	(28)%
Other	12,021	11,331	690	6%	11,128	15,207	13,634	(1,613)	(12)%
Total noninterest expense	200,930	197,779	3,151	2%	191,671	193,163	204,413	(3,483)	(2)%
Income before income taxes	104,286	103,678	608	1%	109,078	113,839	108,279	(3,993)	(4)%
Income tax expense	20,947	19,017	1,930	10%	22,392	24,854	22,349	(1,402)	(6)%
Net income	83,339	84,661	(1,321)	(2)%	86,686	88,985	85,929	(2,590)	(3)%
Preferred stock dividends	3,801	3,801	—	—%	3,801	3,707	2,409	1,392	58%
Net income available to common equity	$79,539	$80,860	$(1,321)	(2)%	$82,885	$85,278	$83,521	$(3,982)	(5)%
Earnings per common share
Basic	$0.50	$0.49	$0.01	2%	$0.50	$0.52	$0.49	$0.01	2%
Diluted	$0.49	$0.49	$—	—%	$0.50	$0.51	$0.48	$0.01	2%
Average common shares outstanding
Basic	159,126	162,180	(3,054)	(2)%	163,928	164,662	170,516	(11,390)	(7)%
Diluted	160,382	163,672	(3,290)	(2)%	165,433	166,394	172,802	(12,420)	(7)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.

(b)	2Q19 includes less than $1 million of Huntington related asset losses; 3Q18 includes approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains.
(c) Includes Bank Mutual, Huntington branch, and First Staunton acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Sep 2019	YTD Sep 2018	3Q19	2Q19	1Q19	4Q18	3Q18
Per common share data
Dividends	$0.51	$0.45	$0.17	$0.17	$0.17	$0.17	$0.15
Market value:
High	23.67	28.85	21.67	23.15	23.67	26.55	28.35
Low	18.64	23.60	18.64	19.81	19.77	18.72	26.00
Close	20.25	26.00	20.25	21.14	21.35	19.79	26.00
Book value	23.00	21.06	23.00	22.40	21.77	21.43	21.06
Tangible book value / share	15.05	13.64	15.05	14.59	14.21	13.86	13.64
Performance ratios (annualized)
Return on average assets	1.02%	0.99%	1.00%	1.02%	1.05%	1.07%	1.02%
Effective tax rate	19.67%	18.34%	20.09%	18.34%	20.53%	21.83%	20.64%
Dividend payout ratio(a)	34.23%	32.14%	34.00%	34.69%	34.00%	32.69%	30.61%
Net interest margin	2.86%	2.95%	2.81%	2.87%	2.90%	3.02%	2.92%
Selected trend information
Average full time equivalent employees(b)	4,703	4,712	4,782	4,666	4,660	4,659	4,707
Branch count			248	247	233	236	236
Assets under management, at market value(c)			$11,604	$11,475	$11,192	$10,291	$11,206
Mortgage loans originated for sale during period	$824	$848	$365	$297	$163	$245	$331
Mortgage loan settlements during period(d)	$1,049	$827	$617	$272	$160	$305	$345
Mortgage portfolio serviced for others			$8,688	$8,504	$8,543	$8,601	$8,547
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.78%	0.78%	0.78%	0.79%	0.79%
Shares repurchased during period	5,954	5,706	2,892	1,754	1,308	3,764	4,349
Shares outstanding, end of period	159,291	168,138	159,291	162,662	164,418	164,440	168,138
Selected quarterly ratios
Loans / deposits			93.17%	91.99%	90.66%	92.14%	92.09%
Stockholders’ equity / assets			12.03%	11.73%	11.39%	11.25%	11.36%
Risk-based capital(e)(f)
Total risk-weighted assets			$24,311	$24,466	$24,121	$23,843	$23,846
Common equity Tier 1			$2,482	$2,481	$2,485	$2,450	$2,475
Common equity Tier 1 capital ratio			10.21%	10.14%	10.30%	10.27%	10.38%
Tier 1 capital ratio			11.27%	11.19%	11.36%	11.35%	11.45%
Total capital ratio			13.26%	13.25%	13.48%	13.49%	13.59%
Tier 1 leverage ratio			8.57%	8.49%	8.50%	8.49%	8.45%
Loans
Recorded investment on loans			$22,690	$23,180	$23,078	$22,872	$22,800
Net unaccreted purchase discount on performing loans(g)			(14)	(16)	(16)	(18)	(21)
Net other deferred costs			79	85	86	87	87
Loans			$22,755	$23,250	$23,148	$22,940	$22,867
Numbers may not sum due to rounding.

(a)	Ratio is based upon basic earnings per common share.

(b)	Average full time equivalent employees without overtime.

(c)	Excludes assets held in brokerage accounts.

(d)	During the third quarter of 2019, the Corporation sold approximately $240 million of portfolio mortgages that resulted in an increase in the quarter and year to date periods.

(e)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(f)	September 30, 2019 data is estimated.

(g)	Includes loans obtained from the acquisition of Bank Mutual and the Huntington branch acquisition.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$233,659	$235,081	(1)%	$238,023	$236,250	$252,601	(7)%
Provision for loan losses	1,000	12,000	(92)%	4,500	2,000	(4,000)	N/M
Charge offs	(26,313)	(15,761)	67%	(15,486)	(6,151)	(17,304)	52%
Recoveries	6,079	2,339	160%	8,044	5,923	4,953	23%
Net charge offs	(20,234)	(13,421)	51%	(7,442)	(228)	(12,351)	64%
Balance at end of period	$214,425	$233,659	(8)%	$235,081	$238,023	$236,250	(9)%
Allowance for unfunded commitments
Balance at beginning of period	$21,907	$25,836	(15)%	$24,336	$25,336	$26,336	(17)%
Provision for unfunded commitments	1,000	(4,000)	N/M	1,500	(1,000)	(1,000)	N/M
Amount recorded at acquisition	—	70	(100)%	—	—	—	N/M
Balance at end of period	$22,907	$21,907	5%	$25,836	$24,336	$25,336	(10)%
Allowance for credit losses	$237,331	$255,566	(7)%	$260,917	$262,359	$261,586	(9)%
Provision for credit losses	$2,000	$8,000	(75)%	$6,000	$1,000	$(5,000)	N/M
($ in thousands)	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(19,918)	$(12,177)	64%	$(7,428)	$2,974	$(6,893)	189%
Commercial real estate—owner occupied	1,483	(104)	N/M	1,193	282	(252)	N/M
Commercial and business lending	(18,435)	(12,281)	50%	(6,235)	3,256	(7,145)	158%
Commercial real estate—investor	(3)	3	N/M	31	(2,107)	(3,958)	(100)%
Real estate construction	20	151	(87)%	—	106	(195)	N/M
Commercial real estate lending	17	153	(89)%	31	(2,001)	(4,153)	N/M
Total commercial	(18,418)	(12,127)	52%	(6,203)	1,255	(11,298)	63%
Residential mortgage	(393)	(365)	8%	(457)	(94)	5	N/M
Home equity	(275)	239	N/M	309	(270)	200	N/M
Other consumer	(1,148)	(1,169)	(2)%	(1,090)	(1,118)	(1,258)	(9)%
Total consumer	(1,816)	(1,294)	40%	(1,239)	(1,482)	(1,053)	72%
Total net (charge offs) recoveries	$(20,234)	$(13,421)	51%	$(7,442)	$(228)	$(12,351)	64%

(In basis points)	Sep 30, 2019	Jun 30, 2019		Mar 31, 2019	Dec 31, 2018	Sep 30, 2018
Net charge offs to average loans (annualized)
Commercial and industrial	(104)	(64)		(40)	16	(39)
Commercial real estate—owner occupied	63	(4)		53	13	(11)
Commercial and business lending	(86)	(57)		(30)	16	(36)
Commercial real estate—investor	—	—		—	(22)	(40)
Real estate construction	1	5		—	3	(5)
Commercial real estate lending	—	1		—	(15)	(30)
Total commercial	(53)	(35)		(19)	4	(34)
Residential mortgage	(2)	(2)		(2)	—	—
Home equity	(12)	11		14	(12)	9
Other consumer	(129)	(132)		(123)	(121)	(133)
Total consumer	(8)	(5)		(5)	(6)	(4)
Total net charge offs	(35)	(23)		(13)	—	(21)

($ in thousands)	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Credit Quality
Nonaccrual loans(a)	$128,939	$166,707	(23)%	$155,556	$127,901	$154,092	(16)%
Other real estate owned (OREO)	19,625	18,355	7%	12,286	11,984	25,653	(23)%
Other nonperforming assets	6,004	—	N/M	—	—	6,379	(6)%
Total nonperforming assets	$154,568	$185,062	(16)%	$167,843	$139,885	$186,124	(17)%

Loans 90 or more days past due and still accruing	$1,986	$2,088	(5)%	$2,218	$2,165	$2,175	(9)%
Allowance for loan losses to loans	0.94%	1.00%		1.02%	1.04%	1.03%
Net unaccreted purchase discount to net purchased loans	1.33%	1.35%		1.41%	1.44%	1.48%
Allowance for loan losses to nonaccrual loans	166.30%	140.16%		151.12%	186.10%	153.32%
Nonaccrual loans to total loans	0.57%	0.72%		0.67%	0.56%	0.67%
Nonperforming assets to total loans plus OREO	0.68%	0.80%		0.72%	0.61%	0.81%
Nonperforming assets to total assets	0.47%	0.56%		0.50%	0.42%	0.56%
Year-to-date net charge offs to average loans (annualized)	0.24%	0.18%		0.13%	0.13%	0.18%

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$56,536	$84,151	(33)%	$73,379	$41,021	$50,146	13%
Commercial real estate—owner occupied	68	571	(88)%	890	3,957	4,779	(99)%
Commercial and business lending	56,604	84,722	(33)%	74,269	44,978	54,925	3%
Commercial real estate—investor	4,800	1,485	N/M	776	1,952	19,725	(76)%
Real estate construction	542	427	27%	739	979	1,154	(53)%
Commercial real estate lending	5,342	1,912	179%	1,516	2,931	20,879	(74)%
Total commercial	61,946	86,634	(28)%	75,784	47,909	75,804	(18)%
Residential mortgage	57,056	68,166	(16)%	67,323	67,574	65,896	(13)%
Home equity	9,828	11,835	(17)%	12,300	12,339	12,324	(20)%
Other consumer	109	72	51%	149	79	68	60%
Total consumer	66,993	80,073	(16)%	79,772	79,992	78,288	(14)%
Total nonaccrual loans(a)	$128,939	$166,707	(23)%	$155,556	$127,901	$154,092	(16)%

	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$15,398	$16,850	(9)%	$15,443	$25,478	$38,885	(60)%
Commercial real estate—owner occupied	1,912	1,970	(3)%	2,026	2,080	3,746	(49)%
Commercial and business lending	17,311	18,820	(8)%	17,469	27,558	42,631	(59)%
Commercial real estate—investor	304	315	(3)%	1,700	799	350	(13)%
Real estate construction	227	232	(2)%	311	311	218	4%
Commercial real estate lending	531	547	(3)%	2,011	1,110	568	(7)%
Total commercial	17,842	19,367	(8)%	19,480	28,668	43,199	(59)%
Residential mortgage	3,228	17,645	(82)%	18,226	16,036	16,986	(81)%
Home equity	2,017	7,247	(72)%	7,688	7,385	7,792	(74)%
Other consumer	1,243	1,222	2%	1,154	1,174	1,177	6%
Total consumer	6,487	26,114	(75)%	27,068	24,595	25,955	(75)%
Total restructured loans (accruing)(b)	$24,329	$45,481	(47)%	$46,548	$53,263	$69,154	(65)%
Nonaccrual restructured loans (included in nonaccrual loans)(c)	$16,293	$24,332	(33)%	$24,172	$26,292	$33,757	(52)%
	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$426	$4,909	(91)%	$3,295	$525	$5,732	(93)%
Commercial real estate—owner occupied	2,646	2,018	31%	6,066	2,699	6,126	(57)%
Commercial and business lending	3,073	6,926	(56)%	9,361	3,224	11,858	(74)%
Commercial real estate—investor	636	1,382	(54)%	1,090	3,767	373	71%
Real estate construction	595	151	N/M	6,773	330	517	15%
Commercial real estate lending	1,232	1,532	(20)%	7,863	4,097	890	38%
Total commercial	4,304	8,459	(49)%	17,224	7,321	12,748	(66)%
Residential mortgage	8,063	9,756	(17)%	13,274	9,706	8,899	(9)%
Home equity	4,798	5,827	(18)%	6,363	6,049	8,080	(41)%
Other consumer	2,203	1,838	20%	2,364	2,269	1,979	11%
Total consumer	15,063	17,422	(14)%	22,001	18,024	18,958	(21)%
Total accruing loans 30-89 days past due	$19,367	$25,881	(25)%	$39,225	$25,345	$31,706	(39)%

	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$59,427	$58,658	1%	$111,772	$116,578	$144,468	(59)%
Commercial real estate—owner occupied	22,624	24,237	(7)%	48,929	55,964	32,526	(30)%
Commercial and business lending	82,051	82,895	(1)%	160,701	172,542	176,994	(54)%
Commercial real estate—investor	49,353	77,766	(37)%	70,613	67,481	49,842	(1)%
Real estate construction	544	3,166	(83)%	4,600	3,834	3,392	(84)%
Commercial real estate lending	49,897	80,932	(38)%	75,213	71,315	53,234	(6)%
Total commercial	131,948	163,828	(19)%	235,914	243,856	230,228	(43)%
Residential mortgage	1,242	1,983	(37)%	5,351	5,975	6,073	(80)%
Home equity	—	32	(100)%	91	103	148	(100)%
Total consumer	1,242	2,014	(38)%	5,443	6,078	6,221	(80)%
Total potential problem loans	$133,189	$165,842	(20)%	$241,357	$249,935	$236,449	(44)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) During the third quarter of 2019, the Corporation sold $12 million of nonaccrual loans, of which $11 million were residential mortgages and $1 million were home equity loans.
(b) During the third quarter of 2019, the Corporation sold $21 million of performing restructured loans, of which $18 million were residential mortgages and $3 million were home equity loans.
(c) During the third quarter of 2019, the Corporation sold $7 million of nonaccrual restructured loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$8,502,268	$96,327	4.49%	$8,621,609	$103,029	4.79%	$7,938,739	$91,250	4.56%
Commercial real estate lending	5,157,031	64,058	4.92%	5,130,954	66,522	5.19%	5,420,680	68,020	4.98%
Total commercial	13,659,299	160,386	4.66%	13,752,563	169,551	4.94%	13,359,419	159,270	4.73%
Residential mortgage	8,337,230	68,656	3.29%	8,378,082	72,692	3.47%	8,333,303	71,926	3.45%
Retail	1,255,540	20,066	6.38%	1,223,726	19,095	6.25%	1,280,996	18,859	5.87%
Total loans	23,252,068	249,108	4.26%	23,354,371	261,338	4.48%	22,973,717	250,055	4.33%
Investment securities
Taxable	4,032,027	23,485	2.33%	4,523,260	26,710	2.36%	5,290,859	29,895	2.26%
Tax-exempt(a)	1,918,661	18,114	3.78%	1,943,485	18,304	3.77%	1,627,715	14,973	3.68%
Other short-term investments	619,334	4,865	3.12%	479,590	3,995	3.34%	582,578	4,036	2.75%
Investments and other	6,570,022	46,464	2.81%	6,946,335	49,009	2.81%	7,501,152	48,905	2.61%
Total earning assets	29,822,090	$295,572	3.94%	30,300,707	$310,347	4.10%	30,474,870	$298,959	3.91%
Other assets, net(d)	3,331,910			3,138,111			3,005,120
Total assets	$33,154,000			$33,438,818			$33,479,990
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$2,618,188	$2,164	0.33%	$2,319,556	$1,686	0.29%	$1,901,960	$327	0.07%
Interest-bearing demand	5,452,674	16,055	1.17%	4,984,511	15,309	1.23%	4,988,694	13,169	1.05%
Money market	6,933,230	18,839	1.08%	7,118,594	20,883	1.18%	7,546,059	16,212	0.85%
Network transaction deposits	1,764,961	10,147	2.28%	2,024,604	12,456	2.47%	1,969,915	10,027	2.02%
Time deposits	3,107,670	14,381	1.84%	3,544,317	16,717	1.89%	2,978,314	10,382	1.38%
Total interest-bearing deposits	19,876,723	61,585	1.23%	19,991,581	67,050	1.35%	19,384,942	50,116	1.03%
Federal funds purchased and securities sold under agreements to repurchase	81,285	145	0.71%	115,694	286	0.99%	231,308	504	0.86%
Commercial paper	28,721	33	0.45%	30,612	37	0.49%	43,911	38	0.35%
FHLB advances	2,716,946	15,896	2.32%	3,171,353	17,744	2.24%	3,690,687	19,318	2.08%
Long-term funding	796,561	7,396	3.71%	796,169	7,396	3.72%	656,055	6,095	3.72%
Total short and long-term funding	3,623,513	23,469	2.58%	4,113,829	25,463	2.48%	4,621,961	25,956	2.23%
Total interest-bearing liabilities	23,500,235	$85,054	1.44%	24,105,410	$92,513	1.54%	24,006,903	$76,072	1.26%
Noninterest-bearing demand deposits	5,324,481			5,089,928			5,310,977
Other liabilities(d)	425,810			390,585			400,570
Stockholders’ equity	3,903,474			3,852,894			3,761,541
Total liabilities and stockholders’ equity	$33,154,000			$33,438,818			$33,479,990
Interest rate spread			2.50%			2.56%			2.65%
Net free funds			0.31%			0.31%			0.27%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$210,517	2.81%		$217,834	2.87%		$222,887	2.92%
Fully tax-equivalent adjustment		4,152			4,215			3,496
Net interest income		$206,365			$213,619			$219,392
Numbers may not sum due to rounding.

(a)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.

(b)	Nonaccrual loans and loans held for sale have been included in the average balances.

(c)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) During the third quarter of 2019, the Corporation made a change in accounting policy to offset derivative assets and liabilities and cash collateral with the same counterparty where it has a legally enforceable master netting agreement in place. Adoption of this change was voluntary and has been adopted retrospectively with all prior periods presented herein restated.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Nine Months Ended September 30,
	2019			2018
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$8,500,475	$299,621	4.71%	$7,652,096	$252,727	4.42%
Commercial real estate lending	5,135,447	196,005	5.10%	5,508,720	201,573	4.89%
Total commercial	13,635,922	495,626	4.86%	13,160,815	454,300	4.61%
Residential mortgage	8,360,481	215,329	3.43%	8,259,305	208,656	3.37%
Retail	1,240,793	58,517	6.29%	1,269,050	54,623	5.74%
Total loans	23,237,195	769,472	4.42%	22,689,170	717,579	4.22%
Investment securities
Taxable	4,507,586	79,248	2.34%	5,460,873	90,622	2.21%
Tax-exempt (a)	1,902,768	53,687	3.76%	1,480,426	40,173	3.62%
Other short-term investments	523,010	13,086	3.34%	430,468	9,366	2.91%
Investments and other	6,933,364	146,022	2.80%	7,371,767	140,161	2.54%
Total earning assets	30,170,560	$915,493	4.05%	30,060,938	$857,740	3.81%
Other assets, net(d)	3,167,352			2,941,853
Total assets	$33,337,911			$33,002,790
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$2,347,428	$5,000	0.28%	$1,839,801	$739	0.05%
Interest-bearing demand	5,061,561	45,284	1.20%	4,744,503	30,904	0.87%
Money market	7,144,999	60,509	1.13%	7,318,400	38,042	0.69%
Network transaction deposits	2,003,179	36,228	2.42%	2,168,209	28,308	1.75%
Time deposits	3,257,930	44,388	1.82%	2,753,832	23,966	1.16%
Total interest-bearing deposits	19,815,097	191,408	1.29%	18,824,746	121,959	0.87%
Federal funds purchased and securities sold under agreements to repurchase	124,428	1,058	1.14%	255,371	1,564	0.82%
Commercial paper	33,610	121	0.48%	60,979	150	0.33%
FHLB advances	3,172,606	53,194	2.24%	4,078,588	53,720	1.76%
Long-term funding	796,165	22,188	3.72%	550,888	15,183	3.67%
Total short and long-term funding	4,126,810	76,560	2.48%	4,945,826	70,617	1.91%
Total interest-bearing liabilities	23,941,907	$267,969	1.50%	23,770,572	$192,576	1.08%
Noninterest-bearing demand deposits	5,133,573			5,176,858
Other liabilities(d)	404,941			381,237
Stockholders’ equity	3,857,490			3,674,125
Total liabilities and stockholders’ equity	$33,337,911			$33,002,790
Interest rate spread			2.55%			2.73%
Net free funds			0.31%			0.22%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$647,525	2.86%		$665,164	2.95%
Fully tax-equivalent adjustment		11,993			9,539
Net interest income		$635,532			$655,625
Numbers may not sum due to rounding.

(a)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.

(b)	Nonaccrual loans and loans held for sale have been included in the average balances.

(c)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) During the third quarter of 2019, the Corporation made a change in accounting policy to offset derivative assets and liabilities and cash collateral with the same counterparty where it has a legally enforceable master netting agreement in place. Adoption of this change was voluntary and has been adopted retrospectively with all prior periods presented herein restated.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Commercial and industrial	$7,495,623	$7,579,384	(1)%	$7,587,597	$7,398,044	$7,159,941	5%
Commercial real estate—owner occupied	915,524	942,811	(3)%	932,393	920,443	867,682	6%
Commercial and business lending	8,411,147	8,522,194	(1)%	8,519,990	8,318,487	8,027,622	5%
Commercial real estate—investor	3,803,277	3,779,201	1%	3,809,253	3,751,554	3,924,499	(3)%
Real estate construction	1,356,508	1,394,815	(3)%	1,273,782	1,335,031	1,416,209	(4)%
Commercial real estate lending	5,159,784	5,174,016	—%	5,083,035	5,086,585	5,340,708	(3)%
Total commercial	13,570,932	13,696,210	(1)%	13,603,025	13,405,072	13,368,330	2%
Residential mortgage	7,954,801	8,277,479	(4)%	8,323,846	8,277,712	8,227,649	(3)%
Home equity	879,642	916,213	(4)%	868,886	894,473	901,275	(2)%
Other consumer	349,335	360,065	(3)%	352,602	363,171	369,858	(6)%
Total consumer	9,183,778	9,553,757	(4)%	9,545,333	9,535,357	9,498,782	(3)%
Total loans(a)	$22,754,710	$23,249,967	(2)%	$23,148,359	$22,940,429	$22,867,112	—%
Purchased credit-impaired loans	$1,710	$2,145		$4,907	$4,852	$13,133
Period end deposit and customer funding composition	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Noninterest-bearing demand	$5,503,223	$5,354,987	3%	$5,334,154	$5,698,530	$5,421,270	2%
Savings	2,643,950	2,591,173	2%	2,215,857	2,012,841	1,937,006	36%
Interest-bearing demand	5,434,955	6,269,035	(13)%	5,226,362	5,336,952	5,096,998	7%
Money market	7,930,676	7,691,775	3%	9,005,018	9,033,669	9,087,587	(13)%
Brokered CDs	16,266	77,543	(79)%	387,459	192,234	235,711	(93)%
Other time	2,893,493	3,289,709	(12)%	3,364,206	2,623,167	3,053,041	(5)%
Total deposits	24,422,562	25,274,222	(3)%	25,533,057	24,897,393	24,831,612	(2)%
Customer funding(b)	108,369	104,973	3%	146,027	137,364	184,269	(41)%
Total deposits and customer funding	$24,530,932	$25,379,195	(3)%	$25,679,083	$25,034,757	$25,015,882	(2)%
Network transaction deposits(c)	$1,527,910	$1,805,141	(15)%	$2,204,204	$2,276,296	$1,852,863	(18)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$22,986,756	$23,496,510	(2)%	$23,087,421	$22,566,227	$22,927,308	—%
Quarter average loan composition	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Commercial and industrial	$7,574,448	$7,688,462	(1)%	$7,459,318	$7,166,092	$7,059,946	7%
Commercial real estate—owner occupied	927,820	933,146	(1)%	916,845	853,162	878,793	6%
Commercial and business lending	8,502,268	8,621,609	(1)%	8,376,163	8,019,254	7,938,739	7%
Commercial real estate—investor	3,768,377	3,806,828	(1)%	3,777,520	3,788,398	3,948,922	(5)%
Real estate construction	1,388,653	1,324,126	5%	1,340,406	1,421,344	1,471,758	(6)%
Commercial real estate lending	5,157,031	5,130,954	1%	5,117,926	5,209,743	5,420,680	(5)%
Total commercial	13,659,299	13,752,563	(1)%	13,494,089	13,228,997	13,359,419	2%
Residential mortgage	8,337,230	8,378,082	—%	8,366,452	8,314,421	8,333,303	—%
Home equity	901,291	869,248	4%	883,735	895,412	906,364	(1)%
Other consumer	354,249	354,478	—%	359,238	365,895	374,632	(5)%
Total consumer	9,592,770	9,601,809	—%	9,609,426	9,575,728	9,614,298	—%
Total loans(a)(d)	$23,252,068	$23,354,371	—%	$23,103,514	$22,804,725	$22,973,717	1%

Quarter average deposit composition	Sep 30, 2019	Jun 30, 2019	Seql Qtr % Change	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Comp Qtr % Change
Noninterest-bearing demand	$5,324,481	$5,089,928	5%	$4,982,553	$5,366,711	$5,310,977	—%
Savings	2,618,188	2,319,556	13%	2,098,834	1,995,160	1,901,960	38%
Interest-bearing demand	5,452,674	4,984,511	9%	4,739,662	4,837,223	4,988,694	9%
Money market	6,933,230	7,118,594	(3)%	7,388,174	7,089,449	7,546,059	(8)%
Network transaction deposits	1,764,961	2,024,604	(13)%	2,225,027	1,880,595	1,969,915	(10)%
Time deposits	3,107,670	3,544,317	(12)%	3,121,960	3,060,896	2,978,314	4%
Total deposits	$25,201,203	$25,081,509	—%	$24,556,209	$24,230,034	$24,695,918	2%
N/M = Not meaningful
Numbers may not sum due to rounding.

(a)	During the third quarter of 2019, the Corporation sold approximately $240 million of portfolio mortgages as well as $33 million of nonaccrual and performing restructured loans.

(b)	Includes repurchase agreements and commercial paper.

(c)	Included above in interest-bearing demand and money market.

(d)	Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)		YTD Sep 2019	YTD Sep 2018	3Q19	2Q19	1Q19	4Q18	3Q18
Tangible common equity reconciliation(a)
Common equity				$3,664	$3,643	$3,579	$3,524	$3,540
Goodwill and other intangible assets, net				(1,267)	(1,270)	(1,243)	(1,245)	(1,247)
Tangible common equity				$2,397	$2,373	$2,337	$2,279	$2,293
Tangible assets reconciliation(a)
Total assets				$32,596	$33,247	$33,681	$33,615	$33,428
Goodwill and other intangible assets, net				(1,267)	(1,270)	(1,243)	(1,245)	(1,247)
Tangible assets				$31,329	$31,977	$32,439	$32,370	$32,181
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity		$3,601	$3,510	$3,647	$3,596	$3,558	$3,490	$3,589
Goodwill and other intangible assets, net		(1,253)	(1,197)	(1,269)	(1,247)	(1,244)	(1,246)	(1,246)
Tangible common equity		2,347	2,313	2,378	2,349	2,314	2,244	2,343
Accumulated other comprehensive loss (income)		80	111	42	82	116	137	125
Deferred tax assets (liabilities), net		47	40	49	46	45	46	45
Average common equity Tier 1		$2,474	$2,464	$2,469	$2,477	$2,475	$2,427	$2,513
Selected Trend Information(b)
Insurance commissions and fees		$69	$68	$21	$23	$25	$21	$22
Wealth management fees(c)		62	62	21	21	20	20	21
Service charges and deposit account fees		47	50	17	15	15	16	17
Card-based fees		30	29	10	10	9	10	10
Other fee-based revenue		14	13	5	5	4	5	4
Fee-based revenue		222	222	74	74	74	74	74
Other		65	49	27	21	17	11	14
Total noninterest income		$288	$272	$101	$96	$91	$84	$88
Selected equity and performance ratios(a)(d)
Tangible common equity / tangible assets				7.65%	7.42%	7.20%	7.04%	7.13%
Return on average equity		8.83%	8.90%	8.47%	8.81%	9.21%	9.42%	9.06%
Return on average tangible common equity		13.86%	13.73%	13.27%	13.81%	14.52%	15.08%	14.14%
Return on average common equity Tier 1		13.15%	12.89%	12.78%	13.09%	13.58%	13.94%	13.18%
Efficiency ratio reconciliation(e)
Federal Reserve efficiency ratio		64.18%	67.50%	66.55%	62.71%	63.32%	62.39%	66.12%
Fully tax-equivalent adjustment		(0.83)%	(0.69)%	(0.90)%	(0.84)%	(0.77)%	(0.75)%	(0.75)%
Other intangible amortization		(0.79)%	(0.64)%	(0.89)%	(0.75)%	(0.73)%	(0.72)%	(0.73)%
Fully tax-equivalent efficiency ratio		62.58%	66.18%	64.78%	61.13%	61.83%	60.93%	64.66%
Acquisition related costs adjustment		(0.65)%	(3.33)%	(0.53)%	(1.21)%	(0.20)%	0.31%	(0.94)%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs (adjusted efficiency ratio)		61.92%	62.85%	64.25%	59.91%	61.63%	61.24%	63.72%
Acquisition Related Costs	YTD 2019	YTD 2019 per share data(g)	3Q 2019	3Q 2019 per share data(g)	2Q 2019	2Q 2019 per share data(g)	1Q 2019	1Q 2019 per share data(g)
GAAP earnings	$243	$1.48	$80	$0.49	$81	$0.49	$83	$0.50
Change of control and severance	1		—		1		—
Merger advisors and consultants	1		—		—		—
Facilities and other	3		1		2		—
Contract terminations and conversion costs	2		—		1		—
Total acquisition related costs	$6		$2		$4		$1
Less additional tax expense	$1		$—		$1		$—
Earnings, excluding acquisition related costs(f)	$248	$1.52	$81	$0.50	$84	$0.51	$84	$0.50
Numbers may not sum due to rounding.

(a)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(b)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.

(c)	Includes trust, asset management, brokerage, and annuity fees.

(d)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(e)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization and acquisition related costs, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and acquisition related costs. Management believes the adjusted efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities and acquisition related costs, to be a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and excludes acquisition related costs.

(f)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(g)	Diluted earnings and per share data presented after-tax.